UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2004

Date of Report (Date of earliest event reported)

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-12175

75-2662240

(State or other jurisdiction of incorporation)

(Commission File No.)

(IRS Employer Identification No.)

3150 Sabre Drive Southlake, Texas 76092
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

Not applicable.

(Former name or former address, if changed since last report.)

Item 9.                                   Regulation FD Disclosure

Today Sabre Inc., the direct subsidiary of Sabre Holdings Corporation, announced a multi-year master services agreement with WNS North America, Inc. (“WNS”).  Under the agreement, Travelocity.com LP (“Travelocity”), an indirect subsidiary of Sabre Holdings Corporation, will globally source to WNS a portion of its contact center operations, primarily front line customer service calls and back-office fulfillment.  The agreement is part of Travelocity’s ongoing efforts to maintain its competitiveness and to position itself for profitability in 2004 and beyond.

While specific savings from this agreement will depend upon the volume of transactions, Travelocity anticipates approximately $10 million in such savings during 2004.  Travelocity also expects these savings to increase over the term of the agreement as transaction volumes increase.

Travelocity worked diligently over several years to improve the cost structure of its contact centers, but ultimately attrition levels and competition with other online players has regrettably forced it to take outsourcing actions similar to its competitors.  Travelocity is committed to providing its customers with an outstanding customer experience both online and offline and believes that a business focused specifically on contact centers, such as WNS, will consistently provide excellent support and service to Travelocity customers.  WNS concentrates on providing call center services and has significant travel industry expertise.

Travelocity employees will continue to handle sales calls, as well as advanced customer service issues and quality control.  By the end of the first quarter of 2005, WNS should be handling Travelocity’s front-line customer service calls and emails, as well as some mid- and back-office functions (including ticketing/queues/reissues).  WNS will transition these day-to-day operations of the customer service functions to its contact centers located in India.

Travelocity plans to close its contact center in Clintwood, Virginia by the end of 2004, and expects that some staff reductions will also occur in San Antonio, Texas.   Although the transition of services to WNS will take place over 7 to 12 months, Travelocity is advising its employees today to give them as much transition time as possible.  Travelocity will be working to minimize the impact of this decision on its employees by offering them opportunities to move to other positions, job transition services, relocation options, and a severance program.

Attached hereto as Exhibit 99.1 is a document containing scripted Questions and Answers that the Company intends to use when discussing this contract with representatives of the financial community.

Exhibit(s)

Exhibit	Description

99.1	Scripted Questions and Answers (Q&A) dated February 11, 2004, to be used by Sabre Holdings Corporation for discussions with representatives of the financial community.

All of the information furnished in this report and in the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934,

as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Cautionary Notice

Statements in this report and in the accompanying Exhibit 99.1 which are not purely historical facts, including statements about the anticipated benefits of Travelocity’s global sourcing initiative or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was submitted.  Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to foreign global sourcing, including political instability in Southwest Asia and the ability of Sabre Holdings Corporation to execute its business plans effectively with regard to its global sourcing efforts.  Sabre Holdings Corporation may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Sabre Holdings Corporation’s most recent filing on Form 10-Q with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

By:	/s/ James F. Brashear
Name:	James F. Brashear
Title:	Corporate Secretary
Date: February 11, 2004

EXHIBIT INDEX

Exhibit	Description

99.1	Scripted Questions and Answers (Q&A) dated February 11, 2004, to be used by Sabre Holdings Corporation for discussions with representatives of the financial community.